Exhibit 10.3

STOCKHOLDER RIGHTS AGREEMENT

by and between

CLARIOS INTERNATIONAL INC.

and

[●]

Dated as of July [●], 2021

TABLE OF CONTENTS

		PAGE
ARTICLE 1
GOVERNANCE
Section 1.01.	Board of Directors	1
Section 1.02.	Certain Actions by the Company	5

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.01.	Representations and Warranties of the Sponsor Group	6
Section 2.02.	Representations and Warranties of the Company	7

ARTICLE 3
DEFINITIONS

Section 3.01.	Defined Terms	7
Section 3.02.	Terms Generally	10

ARTICLE 4
MISCELLANEOUS

Section 4.01.	Term	10
Section 4.02.	Amendments and Waivers	11
Section 4.03.	Successors and Assigns	11
Section 4.04.	Confidentiality	11
Section 4.05.	Severability	11
Section 4.06.	Counterparts	12
Section 4.07.	Entire Agreement	12
Section 4.08.	Governing Law; Jurisdiction	12
Section 4.09.	WAIVER OF JURY TRIAL	12
Section 4.10.	Specific Performance	12
Section 4.11.	No Third-Party Beneficiaries	13
Section 4.12.	Notices	13

i

STOCKHOLDER RIGHTS AGREEMENT, dated as of July [●], 2021 (as amended from time to time, this “Agreement”), by and among Clarios International Inc., a Delaware corporation (the “Company”) and the entities constituting the Sponsor Group (as defined herein).

W I T N E S E T H:

WHEREAS, on July [●], 2021, the Company executed an underwriting agreement dated July [●], 2021 (the “Underwriting Agreement”) related to the Company’s IPO;

WHEREAS, simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company and the Sponsor Group have entered into a Registration Rights Agreement, dated as of the date hereof (as amended from time to time, the “Registration Rights Agreement”), pursuant to which, among other things, the Company grants the Sponsor Group certain registration and other rights with respect to the Common Stock;

WHEREAS, the parties hereto wish to provide for certain governance rights and other matters, and to set forth the rights and obligations of the Sponsor Group following the IPO; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GOVERNANCE

Section 1.01.    Board of Directors.

(a)    Prior to the IPO Closing, the Sponsor Group and the Company shall take all Necessary Action to cause the total number of directors constituting the board of directors of the Company (the “Board”) to be fixed at eleven directors as of the IPO Closing, (i) six of whom shall be Designated Directors (as defined below), (ii) four of whom shall each satisfy the requirements to qualify as an Independent Director and (iii) one of whom shall be the Chief Executive Officer of the Company.

At the IPO Closing, the Designated Directors shall be John Barkhouse, Steve Girsky, Ron Bloom, Mark Weinberg, Justin Shaw and Bertrand Villon; the Chief Executive Officer director shall be Mark Wallace; and the Independent Directors shall be Diarmuid O’Connell, Cathy Clegg, Michel Norona and Maryrose Sylvestor. The initial Chair of the Board (the “Chair”) shall be Diarmuid O’Connell. In connection with the IPO Closing, the foregoing directors shall be divided into three classes of directors, each of whose members, following the initial classification of the Board, shall be elected for staggered three-year terms as follows:

(1)    the Class I directors shall consist of Steve Girsky, Cathy Clegg, Ron Bloom and Diarmuid O’Connell;

(2)    the Class II directors shall consist of John Barkhouse, Justin Shaw, Mark Wallace and Michael Norona; and

(3)    the Class III directors shall consist of Bertrand Villon, Mark Weinberg, and Maryrose Sylvestor.

The initial term of the Class I directors shall expire at the Company’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire at the Company’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire at the Company’s 2024 annual meeting at which directors are elected.

(b)    At the IPO Closing, the Board shall establish the following committees of the Board with such responsibilities as the Board shall determine, in each case subject to compliance with NYSE rules (or the rules of the principal market on which the Common Stock is then listed) and U.S. Securities and Exchange Commission rules and regulations regarding qualification and independence:

(1)    an Executive Oversight Committee, which shall initially be comprised of John Barkhouse (chair), Diarmuid O’Connell and Mark Wallace;

(2)    an Audit Committee, which shall initially be comprised of Michael Norona (chair), Maryrose Sylvestor and Cathy Clegg;

(3)    a Governance and Compensation Committee, which shall initially be comprised of John Barkhouse (chair), Bertrand Villon, Maryrose Sylvestor and Cathy Clegg; and

(4)    an ESG and Risk Management Committee, which shall initially be comprised of Steve Girsky (chair), Ron Bloom, Justin Shaw and Cathy Clegg.

(c)    For so long as the Percentage Ownership of the Sponsor Group is (1) at least twenty-five percent (25%), the Sponsor Group shall have the right, but not the obligation, to designate (x) a majority of the Board and (y) the Chair or (2) at least fifteen percent (15%) but less than twenty-five percent (25%), the Sponsor Group shall have the right, but not the obligation, to designate the greater of (x) three Designated Directors and (y) twenty-five (25%) of the Board, and shall have no right to designate the Chair. The Designated Directors shall be apportioned as evenly as possible across classes.

(d)    For so long as the Sponsor Group has the right to designate directors for nomination pursuant to Section 1.01(c), the Board shall recommend such number of designees be included in the slate of nominees in the class to be elected or appointed to the Board at the next (and each applicable subsequent) annual or special meeting of stockholders in order to give effect to Section 1.01(c), subject in each case to such designee’s satisfaction of all applicable requirements regarding service as a director of the Company under the Company’s Amended and Restated By-Laws, Applicable Law and NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof.

(e)    For so long as the Sponsor Group has the right to designate directors for nomination pursuant to Section 1.01(c):

(i)    the Company or the Board shall (1) to the extent necessary to comply with the designation rights of the Sponsor Group in this Section 1.01, cause the total number of directors constituting the Board to be fixed at a number sufficient to permit such persons to be added as members of the Board (or such higher number of directors as the Sponsor Group may determine in the Sponsor Group’s sole discretion that is otherwise in compliance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws, Applicable Law and NYSE rules (or the rules of the principal market on which the Common Stock is then listed)), (2) nominate any such persons designated by the Sponsor Group pursuant to Section 1.01(c) for election to the Board and (3) recommend that the Company’s stockholders vote in favor of the persons designated for nomination by the Sponsor Group in all subsequent stockholder meetings. In the event of the death, disability, resignation or removal of any person designated by the Sponsor Group as a member of the Board, subject to the continuing satisfaction of the applicable threshold set forth in Section 1.01(c), the Sponsor Group may designate a person satisfying the criteria and qualifications set forth in Section 1.01(d) to replace such person and the Company shall cause such newly designated person to fill such resulting vacancy. So long as any person designated by the Sponsor Group as a member of the Board is eligible to be so designated in accordance with this Section 1.01, the Company shall not take any action to remove such person as such a director without cause without the prior written consent of the Sponsor Group;

(ii)    the Board shall take any Necessary Action to cause the election of the Chair as designated by the Sponsor Group;

(iii)    the Board shall appoint (w) to the executive oversight committee, one Independent Director and up to two Designated Directors (at the discretion of the Sponsor Group), (x) to the audit committee (and any committee formed to review or approve of transactions or matters involving conflicts of interest with the Sponsor Group), three Independent Directors (beginning no later than ninety days following the IPO), (y) to the governance and compensation committee, at least two Independent Directors and up to two Designated Directors (at the discretion of the Sponsor Group) and (z) to the risk management committee, at least one Independent Directors and up to three Designated Directors (at the discretion of the Sponsor Group), in the case of each of clauses (w) to (z), subject to compliance with NYSE rules (or the rules of the principal market on which the Common Stock is then listed) and U.S. Securities and Exchange Commission rules and regulations regarding qualification and independence;

(iv)    for any committee of the Board (other than the committees referenced in Section 1.01(e)(iii)), the Board shall appoint up to two (2) Designated Directors (in the discretion of the Sponsor Group) as a member of each committee of the Board, with one Designated Director acting as the chair of such committee (in the discretion of the Sponsor Group), in each case subject to compliance with NYSE rules (or the rules of the principal market on which the Common Stock is then listed) and U.S. Securities and Exchange Commission rules and regulations regarding qualification and independence;

(v)    the Company or the Board shall not delegate the general powers of the Board to any committee or sub-committee in a manner that is inconsistent with the provisions of this Section 1.01(e);

(vi)    each Designated Director shall be entitled to compensation in an amount consistent with the compensation received by other members of the Board, including any fees and equity awards (provided that non-Independent Directors shall be paid in all cash), and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees, unless the Sponsor Group determines that the compensation received by an individual Designated Director should be paid directly to a member of the Sponsor Group, in which case the Company shall make such payment as directed by the Sponsor Group;

(vii)    in the event that a Designated Director is not paid compensation directly, then any minimum share or share equivalent ownership requirements will not apply to such Designated Director; and

(viii)    the Company shall provide each Designated Director with the same rights to exculpation, indemnification and advancement of expenses that it provides to the other members of the Board.

(f)    Within one (1) year (or any shorter period that may be required by Applicable Law, regulations or stock exchange listing rules and regulations) after the Company ceases to qualify as a “controlled company” as defined by NYSE rules (or the rules of the principal market on which the Common Stock is then listed), the Sponsor Group shall take all Necessary Action to ensure that a sufficient number of the directors qualify as “independent directors” as defined by NYSE rules (or the rules of the principal market on which the Common Stock is then listed) to ensure that the Company and its Board complies with NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding director independence.

(g)    For so long as the Percentage Ownership of the Sponsor Group is at least fifteen percent (15%), the Sponsor Group shall have the right, but not the obligation, to have a reasonable number of observers attend any Board or committee meeting. Each Person shall be entitled to reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending any meeting of the Board or any committee thereof and, for the avoidance of doubt, shall not have any rights to participate in any vote at such meeting. Each such Person shall be subject to the confidentiality obligations set forth in Section 4.04.

Section 1.02.    Certain Actions by the Company. For so long as the Percentage Ownership of the Sponsor Group is at least twenty-five percent (25%), the Company shall not (and shall cause each of the Company’s subsidiaries not to), in each case, without the prior written consent of the Sponsor Group:

(a)    adopt or propose any amendment, modification or restatement of or supplement to the Company’s Amended and Restated Certificate of Incorporation that would reasonably be expected to be adverse to the Sponsor Group or any of their respective Affiliates;

(b)    adopt or propose any amendment, modification or restatement of or supplement to the Company’s Amended and Restated By-laws that would reasonably be expected to be adverse to the Sponsor Group or any of their respective Affiliates;

(c)    commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or consent to the entry of a decree or order for relief or in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or its subsidiaries or of any substantial part of its or their property, or make an assignment for the benefit of creditors, or admit in writing of its or their inability to pay its or their debts generally as they become due, or take any action in furtherance of any such action;

(d)    change the size of the Board, except as required by Applicable Law, NYSE rules (or the rules of the principal market on which the Common Stock is then listed) or pursuant to the terms of this Agreement;

(e)    agree to or consummate any Change-in-Control Transaction;

(f)    agree to or consummate any acquisition, whether by purchase, contribution, merger, consolidation or otherwise, of any property, assets or equity interests for consideration with a Fair Market Value, as determined in good faith by the Board, of greater than $[•] in any single transaction or series of related transactions;

(g)    terminate, replace or appoint the Chief Executive Officer or Chief Financial Officer of the Company;

(h)    material changes to the nature, strategy and scope of the business of the Company;

(i)    issue any Equity-based Security of the Company or any of its subsidiaries in excess of $[•] in any single transaction or series of related transactions, other than (x) any issuance of equity securities of the Company to service providers, employees or directors pursuant to any employee benefit plan or compensatory plan or arrangement of the Company or any of its subsidiaries or (y) by any subsidiary of the Company to the Company or another subsidiary of the Company; or

(j)    create, incur or assume any Indebtedness that would result in aggregate Indebtedness of the Company and its subsidiaries exceeding $[●], other than any intercompany borrowings.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01.    Representations and Warranties of the Sponsor Group. The Sponsor Group hereby represents and warrants to the Company as follows:

(a)    Each entity comprising the Sponsor Group has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of organization. The Sponsor Group has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)    The execution and delivery by the Sponsor Group of this Agreement and the performance by the Sponsor Group of its obligations under this Agreement does not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, Applicable Law, the organizational documents of any entity in the Sponsor Group, or any material Contract to which any entity in the Sponsor Group is a party or to which any of its material assets are subject.

(c)    The execution, delivery and performance of this Agreement by the Sponsor Group has been duly authorized by all necessary corporate (or similar) action on the part of the Sponsor Group. This Agreement has been duly executed and delivered by the Sponsor Group and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Sponsor Group, enforceable against the Sponsor Group in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 2.02.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Sponsor Group as of the date hereof as follows:

(a)    The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)    The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, violate any provision of, or require any consent or approval of any Person under, (i) Applicable Law, (ii) the organizational documents of the Company, or (iii) any Contract to which the Company is a party or to which any assets of the Company and its subsidiaries are subject, in case of clauses (i) and (iii), except as would not be reasonably expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement.

(c)    The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Sponsor Group, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE 3

DEFINITIONS

Section 3.01.    Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement, none of the Sponsor Group and nor their Affiliates shall be deemed to be Affiliates of the Company or any of its subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Entity, and (ii) any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Entity.

“Board” has the meaning set forth in Section 1.01(a).

“Chair” has the meaning set forth in Section 1.01(a).

“Change-in-Control Transaction” means (a) any transaction or series of related transactions in which any Person or group of Persons, other than the Sponsor Group or their Affiliates, shall (i) directly or indirectly, acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, control of the Company, or (ii) otherwise be the owner of (as a result of a redemption of Common Stock or otherwise) Common Stock or other equity in a successor entity of the Company (by merger, consolidation or otherwise), such that following such transaction or transactions, such Person or group and their respective Affiliates control the Company, or (b) the sale, transfer or other disposition of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole, in one or a series of related transactions.

“Common Stock” means the common stock, par value $0.01 of the Company.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any and all confidential or proprietary information pertaining to (i) the Company or its Affiliates, or the respective businesses and operations thereof, furnished or made available by the Company to the Sponsor Group; provided, that “Confidential Information” shall not include information that (A) is, at the time of disclosure, already in the Sponsor Group’s possession (provided, that such information is not known by the Sponsor Group to be subject to an obligation of confidentiality owed to the Company or any other Person), (B) is or becomes generally available to the public other than as a result of a disclosure by the Sponsor Group or any of their Representatives in violation of this Agreement or any applicable confidentiality or non-disclosure agreement, (C) becomes available to the Sponsor Group on a non-confidential basis from a source other than the Company or its Representatives (provided, that such source is not known by the Sponsor Group to be bound by an obligation of confidentiality owed to the Company or any other Person) or (D) the Sponsor Group can demonstrate was independently developed by the Sponsor Group or any of their Affiliates without reference to, incorporation of or other use of any Confidential Information or information from any source that is known by the Sponsor Group to be bound by an obligation of confidentiality owed to the Company or any other Person.

“Contract” means any contract, agreement, obligation, note, bond, mortgage, indenture, guarantee, agreement, subcontract, lease or undertaking (whether written or oral and whether express or implied).

“Credit Agreement” means the [●].

“Designated Director” means each director designee of the Sponsor Group who need not satisfy the requirements to qualify as an Independent Director.

“Equity-based Security” means capital stock (including a new class of common stock of the Company other than Common Stock), any preferred stock or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities, stock appreciation rights or any other security or arrangement whose economic value is derived from the value of the equity of the Company or any of its subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and in effect from time to time, and any successor statute, and the applicable rules and regulations promulgated thereunder.

“Fair Market Value” means the fair market value that a willing buyer would pay a willing seller for such property, assets or equity interests, as applicable, with neither such buyer nor such seller under any compulsion to transact, using an appropriate and generally accepted valuation method.

“Governmental Entity” means any foreign, federal or local government, or regulatory or enforcement authority of any such government or any court, administrative agency or commission or other authority or instrumentality of any such government.

“Indebtedness” has the meaning given to “Indebtedness” or the equivalent term as set forth in the Credit Agreement.

“Independent Director” means a director that satisfies both (a) the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Common Stock are then-currently listed and (b) the independence criteria set forth in Rule 10A-3 under the Exchange Act, as amended from time to time.

“IPO” means the Company’s initial public offering of Common Stock.

“IPO Closing” means the closing of the IPO.

“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of any necessary resolutions or amendments to organizational documents of the Company, (iii) executing agreements and instruments and (iv) making, or causing to be made, with any Governmental Entity, all filings, registrations or similar actions that are required to achieve such result.

“NYSE” means the New York Stock Exchange.

“Percentage Ownership” means, as to the Sponsor Group and as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock held or controlled by the Sponsor Group on a fully diluted as-converted basis divided by (ii) the total number of outstanding shares of Common Stock of the Company on a fully diluted as-converted basis.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Representative” means, with respect to any Person, any director, officer, employee, Affiliate, advisor (including any financial advisor, legal counsel, accountant or consultant), agent or other representative of such Person.

“Sponsor Group” means, collectively, Current Aggregator 1 LP, an Ontario limited partnership, Current Aggregator 2 LP, an Ontario limited partnership, [Panther Sub-Holdings (Bermuda IX) Limited], a [●], [New Bermuda Holdco], a [●], BCP V AIV II LLC, a [Delaware limited liability company] and [BCP V AIV I LLC], a [a Delaware limited liability company].

Section 3.02.    Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to “Articles” and “Sections” shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to “$” or “dollars” means United States dollars. The term “or” is not exclusive. The definitions given for terms in this Article 3 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE 4

MISCELLANEOUS

Section 4.01.    Term. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein shall terminate automatically (without any action by any party hereto) as to the Sponsor Group when the Sponsor Group ceases to hold any Common Stock.

Section 4.02.    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Sponsor Group. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 4.03.    Successors and Assigns. Except as otherwise provided below, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company and the Sponsor Group. Notwithstanding the foregoing, this Agreement may be assigned (x) by operation of law by the Company and (y) by any entity in the Sponsor Group to an Affiliate of such entity. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 4.03 shall be void.

Section 4.04.    Confidentiality. The parties recognize that, in connection with the performance of this Agreement, the Company may provide the Sponsor Group with access to, or otherwise furnish the Sponsor Group with, certain Confidential Information. The Sponsor Group shall keep all Confidential Information strictly confidential and not disclose any such Confidential Information to any other Person, except as may be required by Applicable Law, or at the request of any applicable Governmental Entity; provided, that the Sponsor Group may disclose such Confidential Information to its Representatives who need to know such Confidential Information for purposes of the Sponsor Group’s investment in the Company and who agree to be bound by the terms of this Section 4.04. Furthermore, the Sponsor Group shall not, and shall cause its Representatives not to, use any Confidential Information for any purpose whatsoever other than to evaluate its investment in the Company or any purpose related to this Agreement. The Sponsor Group shall take precautions that are reasonable, necessary and appropriate to guard the confidentiality of the Confidential Information and shall treat such Confidential Information with at least the same degree of care which it applies to its own confidential and proprietary information. In the event that the Sponsor Group (or any Affiliates thereof) is required by Applicable Law, or at the request of any applicable Governmental Entity, to disclose any Confidential Information, it shall, to the extent permitted by Applicable Law, provide prompt written notice to the Company to enable the Company to seek an appropriate protective order or remedy. For the avoidance of doubt, the terms of this Section 4.04 shall survive the termination of this Agreement.

Section 4.05.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.06.    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 4.07.    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement among the parties or to which they are subject and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

Section 4.08.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles. The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, the state or federal courts in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4.09.    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10.    Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 4.08, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.11.    No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective permitted successors and assigns.

Section 4.12.    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Clarios International Inc.

c/o Brookfield Capital Partners LLC

250 Vesey Street, 15th Floor,

Brookfield Place

New York, New York 10281

Attn:	Claudio Morfe
E-mail:	claudio.morfe@clarios.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:	Leonard Kreynin
Derek Dostal

E-mail:	leonard.kreynin@davispolk.com
derek.dostal@davispolk.com

If to the Sponsor Group, to:

c/o Brookfield Capital Partners LLC

250 Vesey Street, 15th Floor,

Brookfield Place

New York, New York 10281

Attn:	Luke Ricci
E-mail:	luke.ricci@brookfield.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:	Leonard Kreynin
Derek Dostal

E-mail:	leonard.kreynin@davispolk.com
derek.dostal@davispolk.com

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CLARIOS INTERNATIONAL INC.

By:
Name:
Title:

[•] By its General Partner, [•],

Name:
Title:

[•] By its General Partner, [•],

Name:
Title:

[•] By its General Partner, [•],

Name:
Title: